UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

Compass Minerals International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 West 109th Street

Suite 100

Overland Park, KS 66210

(Address of principal executive offices)

(913) 344-9200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

Effective June 7, 2024, Lorin Crenshaw ceased to serve as Chief Financial Officer of Compass Minerals International, Inc. (the “Company”). The cessation of Mr. Crenshaw’s employment with the Company was not because of any dispute or disagreement with the Company, including with respect to any matter relating to the Company’s accounting practices or financial reporting. Mr. Crenshaw is entitled to receive severance payments under the Company’s previously disclosed Executive Severance Plan, subject to his execution of a release and waiver of claims in the form attached as Exhibit 10.1 which is incorporated by reference herein.

Appointment and Compensation of Chief Financial Officer

Effective June 7, 2024, the Company appointed Jeffrey Cathey as its new Chief Financial Officer.

Mr. Cathey, age 39, joined the Company in December 2023 as the Company’s Chief Accounting Officer. Prior to joining Compass Minerals, Mr. Cathey spent 10 years at Crestwood Equity Partners LP in positions of growing responsibility within various business segments, including senior vice president, controller and principal accounting officer; vice president, operational controller; and assistant controller. He started his career as a senior audit associate with Ernst & Young LLP and was assistant controller at Shamrock Trading Corporation.

The Company entered into a letter agreement, signed June 7, 2024, with Mr. Cathey (the “Offer Letter”), establishing his compensation as Chief Financial Officer. Pursuant to the Offer Letter, Mr. Cathey’s base salary will be $400,000 per year. Mr. Cathey’s targeted cash bonus under the Company’s Management Annual Incentive Program will be calculated at 70% of his base salary, with any bonus payments dependent on the Company’s pre-established performance goals. Mr. Cathey will be eligible to receive equity awards as part of the Company’s Long-Term Incentive Program (“LTIP”), with a target equity award value of $600,000. Mr. Cathey will also receive a one-time LTIP grant on his promotion date, consisting of (i) a one-time grant of restricted stock units with a value of $62,500, vesting ratably over three years, and (ii) a one-time grant of performance stock units (“PSUs”) with a value of $62,500, cliff vesting on the three-year anniversary of the grant date.

Mr. Cathey will be eligible to participate in the employee benefit plans and programs generally available to the Company’s executive officers. The Offer Letter provides that Mr. Cathey’s employment with the Company is at-will.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is attached as Exhibit 10.2 and incorporated by reference herein. Mr. Cathey and the Company will also enter into the Company’s standard Change in Control Severance Agreement. Mr. Cathey will also be designated as an eligible executive under the Company’s Executive Severance Plan.

There is no arrangement or understanding between Mr. Cathey and any other person pursuant to which Mr. Cathey was appointed as Chief Financial Officer. Furthermore, there are no transactions between Mr. Cathey (or any member of his immediate family) and the Company (or any of its subsidiaries) that would be required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release announcing Mr. Cathey’s appointment on June 7, 2024. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Form of Final Release and Waiver of Claims between Compass Minerals International, Inc. and Lorin Crenshaw.
10.2	Offer Letter, signed June 7, 2024, between Compass Minerals International Inc. and Jeffrey Cathey.
99.1	Press Release issued by Compass Minerals International Inc. on June 7, 2024.
104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: June 7, 2024	By:	/s/ Mary L. Frontczak
Name: Mary L. Frontczak
Title: Chief Legal and Administrative Officer and Corporate Secretary